Exhibit 21.01
CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT
The Registrant’s subsidiaries and the state or country in which each is incorporated or organized, are as follows:

849 College Avenue, Inc.	California, U.S.A.
Ambit Design Systems, Inc.	California, U.S.A.
Axis Systems Europe SARL	France
Axis Systems International Holding Limited Partnership	Cayman Islands
Axis Systems LLC	Delaware, U.S.A.
Beijing Cadence Electronics Technology Co., Ltd.	Beijing, China
Cadence China Ltd.	Hong Kong
Cadence Credit Corporation	Delaware, U.S.A.
Cadence Design (Israel) II, Ltd.	Israel
Cadence Design Foundry UK Ltd.	United Kingdom
Cadence Design Services YK	Japan
Cadence Design Systems (Canada) Limited	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (India) Private Ltd.	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Limited	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems AB	Sweden
Cadence Design Systems Asia Ltd.	Hong Kong
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems Business Services Limited Liability Company	Hungary
Cadence Design Systems GmbH	Germany
Cadence Design Systems IB.V.	The Netherlands
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Group	Ireland
Cadence International Sales Corporation	U.S. Virgin Islands
Cadence Korea Ltd.	Korea
Cadence Netherlands B.V.	The Netherlands
Cadence Nippon Finance, LLC	Delaware, U.S.A.
Cadence Receivables Consolidation Corporation	Delaware, U.S.A.
Cadence Receivables Credit Corporation YK	Japan
Cadence Taiwan, Inc.	Taiwan

Cadence Technology Limited	Ireland
Castlewilder	Ireland
Celestry Design Technologies (Taiwan) Co., Ltd.	Taiwan
Celestry Design Technologies, Inc.	California, U.S.A.
Daffodil Acquisition II, Inc.	Delaware, U.S.A.
Daffodil Acquisition, Inc.	Delaware, U.S.A.
eTop Design Technology Inc.	California, U.S.A.
Get2Chip.com GmbH	Germany
Get2Chip.com, Inc.	California, U.S.A.
Hyssington Ltd.	Ireland
JTA Research Incorporated	California, U.S.A.
K2 Technologies, Inc.	Utah
Neolinear, Inc.	Delaware, U.S.A.
OrCAD, Inc.	Delaware, U.S.A.
QDA, Inc.	California, U.S.A.
Quickturn Design Systems, Inc.	Delaware, U.S.A.
River Oak Place Associates	California, U.S.A.
Seeley Properties, Inc.	California, U.S.A.
Silicon Perspective Corporation-Canada	Canada
SpinCircuit Technologies India Private Limited	India
Symbionics Group Limited	United Kingdom
Synthesia AB	Sweden
Tality Canada Corporation	Canada
Tality India Services Private Ltd	India
Verisity Design Canada, Inc.	Canada
Verisity Design KK	Japan
Verisity Design, Inc.	California, U.S.A.
Verplex (Israel) Ltd.	Israel
Verplex Systems GmbH	Germany
Verplex Systems Limited	United Kingdom
Verplex Systems, Inc.	California, U.S.A.